Exhibit H(14)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the “Manager”), and MassMutual Select Funds, a Massachusetts business trust (the “Trust”), effective as of the 7th day of December, 2011.

WHEREAS, the Trust is an open-end management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Select Indexed Equity Fund, MassMutual Select Growth Opportunities Fund, and MassMutual Select Mid-Cap Value Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.	Expense Limitation

The Manager agrees to: (i) waive management fees or (ii) waive administrative and shareholder services fees of the Funds through March 31, 2013 at the following amounts. This agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of the Funds and the Manager.

MassMutual Select Indexed Equity Fund		Administrative and Shareholder Services Fee Waiver
	Management Fee Waiver
Class Z shares	0.05%	0.05%
Class I shares	0.05%
Class S shares	0.05%
Class Y shares	0.05%
Class L Shares	0.05%
Class A Shares	0.05%
Class N Shares	0.05%

MassMutual Select Growth Opportunities Fund
Management Fee Waiver
Class Z shares	0.15%
Class S shares	0.15%
Class Y shares	0.15%
Class L shares	0.15%
Class A shares	0.15%
Class N shares	0.15%

MassMutual Select Mid-Cap Value Fund
Management Fee Waiver
Class Z shares	0.10%
Class S shares	0.10%
Class Y shares	0.10%
Class L shares	0.10%
Class A shares	0.10%
Class N shares	0.10%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 7th day of December, 2011.

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY

By:	/s/ Eric Wietsma
Eric Wietsma, Senior Vice President

MASSMUTUAL SELECT FUNDS on behalf of each of the Funds

By:	/s/ Nicholas Palmerino
Nicholas Palmerino, CFO and Treasurer